Exhibit 10.11

                             Employment Agreement

  THIS AGREEMENT is made as of December 1, 2000, by and between APPROVED FINANCIAL CORP. ("Employer" or "Company") and its successors and assigns, and Allen D. Wykle, ("Employee"), who, in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties have agreed as follows:

     53.  Definitions. Whenever the following words or phrases are used in the
          -----------
Agreement, they shall have the meanings given in this Section, unless otherwise indicated.

          (o) "Affiliate" means any Person owned by (greater than 10%), owning (greater than 10%), under common ownership with, controlling, controlled by, or under common control with, another Person, which includes a subsidiary and parent organizations.

          (p) "Compete" shall mean in any way being in contest with or rivalry with Employer, including directly or indirectly working with, being employed by, or having any interest or involvement in any other Person which is involved in selling, marketing or otherwise providing any of the services or products which are provided or performed as part of the Primary Business Operation of Employer during Employee's employment with Employer.

          (q) "Customer" shall mean individual borrowers, mortgage brokers or other sources of business or referrals of business to Employer.

          (r) "Loans" means all residential real property loans, regardless of lien position or classification as conforming or non-conforming. "Non-conforming" Loans, means loans that do not conform to all applicable Federal National Mortgage Association guidelines.

          (s) "Primary Business Operation" shall mean the origination of loans, by any method and from any source, and the sale of Loans.

          (t) "Person" shall include both natural persons and entities.

          (u) "Territory" shall mean the area encompassed in a 35-mile radius around any office of Employer or its Affiliates, which are in the same Primary Business Operation.

     54.  Employment. Employer employees Employee for the position of Chief
          ----------
Executive Officer and President performing duties as indicated on Schedule A. Employee agrees to comply with the general supervision and all current and future policies of Employer.

     55.  Duties. Employee shall perform the duties customarily performed by one
          ------
holding Employee's position in similar businesses, and such duties as may be assigned by this Agreement as specified in Schedule A attached to and incorporated herein, and such other duties as may be assigned from time to time by Employer. Employee shall make available to Employer all information of which Employee shall have any knowledge, and shall make all suggestions and recommendations that will be of benefit to Employer.

     4.  Best Efforts of Employee. Employee will at all times faithfully,
         ------------------------
industriously, and to the best of the Employee's ability, perform all of Employee's duties.

     5.  Term and Renewal. The initial term of this agreement shall be from
         ----------------
December 1, 200through December 31, 2001. After December 31, 2001, this Agreement will be renewable on a year to year basis. Either party must give one hundred and eighty (180) days written notice if this Agreement is not going to be renewed after December 31, 2001. Upon failure to give such notice, this Agreement will automatically renew for an additional year on the same terms. This notice requirement shall continue for all subsequent renewal periods. In the event of a Change of Control (i.e. (i) a reduction in the percentage of Employer common stock owned and controlled by Allen D. Wykle of 50% or greater, or (ii) the cessation of Allen D. Wykle's full time employment with Employer as Chairman of the Board, President or Chief Executive Officer) and during the calendar year in which the Change of Control occurred Employee is notified of nonrenewal of this Employment Agreement 180 or more days before the end of the then current calendar year term then that term shall be extended for six (6) months i.e. until June 30 of the following calendar year, thereby allowing Employee at least one full year of remaining employment. If the notice of nonrenewal is given with less than 180 days remaining before the end of the then current calendar year term the then current term will not be extended because the then current term will automatically renew for another year (due to failure to give 180 days notice) thereby assuring Employee of at least one full year of continued employment.

     6.  Compensation. Employer shall pay Employee in full payment for
         ------------
Employee's services, compensation in accordance with the Compensation Schedule attached to this Agreement as Schedule B and incorporated as part of this Agreement, which shall remain in effect until supplemented or replaced by a new Agreement between Employer and Employee.

     7.  Other Activities. Employee shall devote all business time, attention,
         ----------------
knowledge, and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advice of Employee. Employee shall not, during the term of this Agreement, be employed by or contract to provide services to any other person or engage in any other business or trade, nor shall Employee use or take for Employee's personal benefit any position which conflicts with or is contrary to any position which would be beneficial to Employer. Nothing in this Agreement, however, shall limit Employee's right to invest in publicly traded securities, to engage in any business with the written consent of Employer, or to engage in civic and charitable activities.

     8.  Benefits. Employee shall be entitled to benefits according to
         --------
Employer's stated policy, as amended from time to time. Employee's tenure with the Company, for the purpose of entitlement to current and future benefits according to Employer's stated policy, shall begin on the date the Employee was initially recommended for the Company's Board of Directors, which was in April 1992.

     9. Termination. Employer may terminate this Agreement at any time without
        -----------
advance notice for cause. For the purpose of this Agreement "cause" is defined as: (i) a breach of this Agreement or; (ii) any act or omission by Employee which involves moral turpitude, gross negligence, dishonesty, bad faith or fraud. Furthermore, this Agreement shall terminate immediately upon Employee's death or permanent disability (preventing Employee from performing his responsibilities), but such termination shall not affect any previously vested right of Employee to receive disability payments in accordance with any applicable plan for a disability, which arises while this Agreement is in effect. To the extent that any act or omission in the preceding clauses are capable of being remedied or cured (which determination will be made by Employer at its sole discretion), then a violation will not be grounds for immediate termination unless Employer first provides notice to Employee which includes (a) the act or failure to act of Employee giving rise to the proposed termination,
(b) the corrective action which Employer reasonably believes would cure the violation, and (c) twenty (20) days from receipt of the notice to take such corrective action.

     10. Confidential and Proprietary Information. In the course of this
         ----------------------------------------
employment, Employee will be exposed to certain confidential and proprietary information of Employer and its Customers. Employee shall not reproduce or remove from any premises any such information without the express written consent of Employer. Any such information acquired by Employee shall be promptly delivered to Employer if in tangible form, unless specific written consent is received from Employer. Employee shall not at any time or in any manner, disclose to any Person, nor in any way use to his benefit or that of any other person, any information concerning any matters affecting or relating to the business of Employer, including any of its Customers, the prices it obtains or at which it offers its products or services, or the sources of and/or prices it pays for any supplies, material, services or technical assistance, or any other information concerning the finances or business of Employer or any of its Customers, without regard to whether any of the foregoing matters would otherwise be considered confidential or trade secrets, the parties agreeing that these matters are important, material and confidential and gravely affect the successful conduct of Employer's business and goodwill, and that any breach of the terms of this Section shall be a material breach of this Agreement and result in irreparable harm to Employer. Employee further agrees that upon termination or expiration of this Agreement for any reason, Employee shall immediately deliver to Employer any and all information, documents, agreements, data, work product, customer lists, notes, and the like of Employer or relating to Employer's business. The duties and restrictions on Employee in this Section shall survive the expiration or termination of this Agreement and remain in full force and effect for so long as Employer continues in business.

     11. Covenant Not to Compete. In consideration of the employment of Employee
         -----------------------
or in the event Employee is entering into this Agreement after having been an employee, either with a prior contract or no contract, then in consideration of continued employment, the benefits of this Agreement and other good and valuable consideration, the Employee independently covenants and agrees with Employer, each of which said covenants shall be independent of and severable from each other and each of which shall continue in force for the specified duration irrespective of the completion and performance of all other obligations between the parties hereto, that:

          (u) Employee will NOT, during the term of Employee's employment, nor one (1) year immediately following the termination of employment, compete with Employer within the geographical limits of the Territory.

          (v) Employee will NOT, during the term of Employee's employment, nor for one (1) year immediately following termination of employment, compete with employer within a 35-mile radius of any office, which Employee worked at or supervised during his employment with Employer.

          (w) Employee will NOT, during the term of Employee's employment, nor for two (2) year immediately following termination of employment, directly or indirectly, for Employee or in conjunction with any other Person, (by disparagement of Employer's business or otherwise), do business with, divert, take away or cause to leave any of the Customers of Employer.

          (x) Employee will NOT, during the term of Employee's employment, nor two (2) years immediately following the termination thereof, directly or indirectly, for Employee, or in conjunction with any other Person (by disparagement of Employer's business or otherwise), employ, solicit, divert or take away any of the employees of Employer.

          (y) If any of the preceding limitations on the Employee imposed by the preceding subsection "(a)" through "(d)" exceed the maximum limitation permissible under the statutes, laws or precedents of any state wherein it is sought to be enforced against the Employee, then the parties hereto agree that such limitation may and shall be deemed to be amended to conform to the maximum limitation permissible under such statutes, laws or precedents, or in the absence thereof, to such limitations deemed appropriate by any court of record in the state wherein it is sought to be enforced.

          (z) The Employee acknowledges that a violation on Employee's part of any of the covenants of this Section and its Subsections or Section 10 or 12 will cause such damage to the Employer as will be irreparable and the exact amount of which will be impossible to ascertain, and for that reason, the Employee further acknowledges that the Employer shall be entitled, as a matter of course, to an injunction out of any Court of competent jurisdiction, restraining any further violation of the covenant by the Employee, and, pending the hearing and decision on the application for such injunction, the Employer shall be entitled to a Temporary Restraining Order, and waives any request for a bond, or the equivalent thereof, without prejudice to any other remedies available to it. The Employee particularly agrees to the immediate issuance of such Temporary Restraining Order and hereby waives and requirements of notice or objection whatsoever to the issuance of such an Order.

          (aa) It is mutually agreed that regardless of whether the Employee leaves the employ of the Employer by Employee's own request or the request of the Employer, or regardless of how or by what manner the employment relationship is terminated (including whether with or without cause), or this contract is terminated or expires, the independent covenants herein contained in this Section and in Sections 10 and 12 shall survive and remain in full force and effect as INDEPENDENT COVENANTS. Should any provision or covenant in this Agreement be breached by Employer, or be declared void or unenforceable by a court of competent jurisdiction, the remaining covenants and provisions including those in this Section 11 and Sections 10 and 12 shall nevertheless remain in full force and effect, each being independent and severable.

          (bb) During the term of the noncompetition covenant, Employee shall give all of Employee's actual and prospective employers written notice of the requirements of the noncompetition covenant. If Employer believes that Employee has failed to provide any actual or prospective employer such notice, Employer may provide such notice, including providing a copy of any or all of this Agreement.

          (cc) Employee acknowledges that (i) there was no duress involved in signing this Agreement; (ii) other employment options were available to Employee at the time of signing this Agreement; (iii) Employee's covenant not to compete was a material and necessary inducement to Employer to employ or continue the employment of Employee; (iv) Employee understands the policy of reasonableness regarding restrictive covenants and agrees that the restrictions imposed upon Employee by this Agreement are reasonable in scope and duration and are necessary to serve a legitimate business interest of Employer; and (v) Employee has had an opportunity to have this Agreement reviewed by legal counsel of Employee's choice.

          (dd) Employee represents and warrants that his employment by Employer does not and will not breach any agreement or duty, which Employee has to any other Person to keep in confidence any confidential information belonging to others or not to compete with others. Employee shall not disclose to Employer or use on its behalf any confidential information belonging to others.

     12.  Intellectual Property Rights. Employee acknowledges that the
          ----------------------------
proprietary rights to any original works, concepts, software, manuals, programs, routines, inventions, trademarks, servicemarks, and tradenames developed, or conceived by Employee, whether singularly or in conjunction with another Person, during the term of this Agreement (collectively "Inventions") shall be the property of Employer. Accordingly, Employee agrees as follows. Any "Inventions" developed from Authorized Outside Employment Activities defined on Schedule C, attached, shall not be subject to any of the provisions under this section, Intellectual Property Rights.

          (o) Employee hereby assigns, and shall assign in the future, any and all of Employee's rights in or to all Inventions.

          (p) Employee shall promptly disclose in writing to Employer any invention. If requested by Employer, Employee will execute, file, and prosecute any and all applications and assignments necessary or proper to vest in Employer the complete rights in and to any Inventions.

          (q) If Employer chooses to pursue any patent or other application for any Invention, Employer shall bear all costs and fees in connection with the application.

          (r) If Employer declines in writing to pursue any patent or other application for an Invention, Employee may with the written consent of Employer pursue the application in Employee's own name and at Employee's own expense, provided that Employer shall have a perpetual, world-wide, royalty-free license and right to use, or to adapt and develop in any way, any and all Inventions, whether or not protectable under any applicable law.

          (s) Upon the termination of this Agreement for any reason, Employee shall deliver to Employer any and all notes, records, documents and other material relating to any completed or incomplete Inventions, which Employee worked on prior to such termination.

          (t) Except as set forth on Schedule C attached to and incorporated in this Agreement, Employee shall not assert any rights to any Inventions as having been made or acquired by Employee prior to being employed by Employer, or since then and not covered by this Agreement.

          (u) Employee need not assign to Employer any rights to an invention, etc. wholly conceived and developed by Employee after the termination of this Agreement, unless the conception or development of such invention, etc. involves the use of confidential or proprietary information obtained by Employee while employed by Employer.

     13.  Governing Law and Forum. All questions regarding this Agreement shall
          -----------------------
be governed by the laws of Virginia, except that in the case of an issue regarding the reasonableness of any restrictive covenants in Sections 10, 11 or 12 of this Agreement, the parties agree to apply the law of the state wherein Employer files legal action to enforce any restrictive covenant. Any suit relating to this Agreement must be brought in the Circuit or General District Courts of the City of Virginia Beach, Virginia, provided, however, Employer may file legal action in connection with the enforcement of any of the restrictive covenants contained in this Agreement in any state or federal court where Employer in its discretion deems it appropriate for its protection.

     14.  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties and their heirs, personal representatives, successors and assigns.

     15.  Assignability. The rights and obligations of Employee under this
          -------------
Agreement may not be assigned or delegated. The rights and obligations of Employer may be assigned or delegated without the consent of Employee.

     16.  Offset Against Compensation. Upon termination of this Agreement
          ----------------------------
Employee authorizes Employer to offset against any compensation or other amounts owing to Employee any sums that Employee owes to Employer and which are evidenced in writing.

     17.  Notices. Any notice or other communication required or permitted by
          -------
this Agreement shall be in writing and addressed to Employer at its administrative headquarters and to Employee at his residence, as indicated by the records of the Employer, and shall be deemed to have been given, made and received only:

          (a)  upon deliver, if personally delivered to a party;

          (b) one business day after the date of dispatch, if by facsimile transmission;

          (c) one business day after deposit, if delivered by a nationally recognized courier service offering guaranteed, overnight delivery; or

          (f) Three days after deposit in the United States mail, certified mail, postage prepaid, return receipt requested.

     18.  Headings. The headings in this Agreement are for convenience only and
          --------
are not a part of the substantive agreement of the parties, nor shall the headings be used in the interpretation or construction of this Agreement.

     19.  Number and Gender. Whenever used in this Agreement, the singular shall
          -----------------
include the plural, and the plural shall include the singular. The masculine gender shall include the feminine and the neuter.

     20.  Severability. If any provision of this Agreement is determined to be
          ------------
unenforceable, the remainder of this Agreement shall be construed and enforced as if the unenforceable provision had not been contained in this Agreement, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     21.  Entire Agreement. This Agreement is intended to be a complete,
          ----------------
exclusive, and final expression of the parties' agreements concerning Employee's employment, merging and replacing all prior negotiations, offers, representations, warranties and agreements, including but not limited to employment agreements. To the extent that Employee was employed by Employer prior to the date of this Agreement, this Agreement is in confirmation of the agreements previously reached and under which the parties have been working. No course of prior dealing between the parties, no usage of trade, and no parole of extrinsic evidence of any nature shall be used to supplement or modify any of the terms of this Agreement.

     22.  Modification and Waiver. The provisions of this Agreement may not be
          ------------------------
modified or waived, including the waiver of the provisions of this Section, except by a written instrument, signed by the party against whom such modification or waiver is sought to be enforced.

     23.  Survival. Any provision of this Agreement, which imposes any
          --------
obligation upon Employee, which may extend beyond the term of this Agreement, shall survive the termination of this Agreement.

     24.  Third Party Beneficiaries. The provisions of this Agreement are
          -------------------------
intended to benefit only the parties to this Agreement. No person not a party to this Agreement shall be deemed to be a third party beneficiary of this Agreement, nor shall any such person be empowered to enforce the provisions of this Agreement, except to the extent such a person becomes a permitted assignee of one of the parties.

     25.  Cost of Enforcement. In the event of the enforcement of any of the
          -------------------
terms of this Agreement by Employer, due to a breach or noncompliance by Employee, Employee agrees to pay all expenses, including legal fees, incurred by Employer in the enforcement of this Agreement and the pursuit of any other remedies afforded Employer by law for damages or otherwise.

     26.  Non-Waiver. The failure of the Employer at any time to require the
          ----------
performance by the Employee of any of the provisions, covenants and conditions hereof shall in no way affect its right thereafter to enforce the same; nor shall the waiver by the Employer of any breach of this Agreement, term, provision, covenant or condition. The failure by Employer to require performance by any other employee of any provision, covenant or condition in that employee's employment agreement shall in no way affect Employer's right to enforce this Agreement or any covenant herein.

     WITNESS the following signatures and seals:

              EMPLOYER:

              APPROVED FINANCIAL CORP.

              By:  Eric Yeakel             BY: Jean S. Schwindt

              Title: Chief Financial Officer    Title: Executive Vice President

              EMPLOYEE:

              _____________________________________________
              Allen D. Wykle

                                   SCHEDULE A

                       ADDITIONAL SPECIFIC DUTIES ASSIGNED
                   UPON THE EXECUTION OF EMPLOYMENT AGREEMENT


         Allen D. Wykle shall be responsible for all duties assigned to him by the Board of Directors of the Company. Such duties will primarily relate to, but are not restricted to, the customary duties associated with the position of Chief Executive Officer and President.

                                   SCHEDULE B
                                   ----------

          2. Base Salary. The initial monthly base salary shall be $ 34,864 commencing on December 1, 2000, and ending on December 31, 2001. For each subsequent year of the Agreement, which will be January through December, the base salary will increase by 10%, retroactive to January 1 of the respective year, if the net income after tax of the Company increases by 10% over the previous year. In the event that the net income after tax increases by less than 10% over the previous year, the base salary will increase by 6%.

               Net income after tax for the years 2000 and 2001, will exclude any dividend or capital gain income resulting from the Company's current investment in IMC Mortgage Company common stock in the calculation of the percentage increase in year to year net income after tax.

          3. Group Benefits. Employee shall be entitled to group benefits as contained in the stated written policy of Approved Financial Corp., which may from time to time be revised by the Company.

          4. Transportation. Employee is entitled to Company provided automobiles.

          5. Vacation. Employee shall be entitled to three (3) weeks paid vacation each year.

          5. Bonus for years ending after December 31, 2000. Employee will participate in Tier 1 of a Management Bonus which was approved by the Board of Directors on December 1, 2000, a copy of which is attached as Exhibit 1 to this Schedule B.

          6. Compensation after termination. If Employee dies, becomes permanently disabled, terminates his employment or is terminated for cause as defined in the Agreement, this contract shall cease, and no further compensation or benefits in any form shall be paid Employee. If this Agreement is terminated by Employer without cause, then Employee shall be entitled to the compensation and benefits which Employee would have received but for the termination without cause.

                                  SCHEDULE C

                                     NONE.

                             MANAGEMENT BONUS PLAN
                          EXHIBIT 1 TO SCHEDULE B OF
                      Allen D. Wykle EMPLOYMENT AGREEMENT

          The following is a description of the Management Bonus Plan ("Plan") as ratified by Approved Financial Corp ("AFC") Board of Directors on December 1, 2000. The Plan is effective as of the year ended December 31, 2001 and until revoked or amended by the Compensation Committee of the Board of Directors.

          The term "Employer" is meant to refer to Approved Financial Corp. The term "Employee" is meant to refer to Participants of the Plan as designated and amended by the authority of the Compensation Committee of the Board of Directors of AFC.

  DEFINITIONS:

Return on Stockholder's Equity ("ROE") - After-tax annual net income per share
--------------------------------------
(net of accrual for Management Bonus Plan) as a percentage of Average Stockholder's Equity per share during the year as carried on the Balance Sheet of Approved Financial Corp.

          Average Stockholder's Equity - The average stockholder's equity as
          ----------------------------
          determined by the Employer's audited consolidated financial statements.

"Base Return" - 20% ROE
-------------

          " Minimum Base Return" - $1,000,000
          ----------------------

          "Excess Return" - The Percentage of ROE in excess of the Base Return
          ---------------
          (Subject to Minimum Base Rate)

          "Base Salary" - Employee Salary paid during last fiscal year. (Other
          -------------
          forms of compensation such as bonus and commission payments are NOT counted as Base Salary)

          "Gross Bonus Percentage" the percentage resulting from dividing the
          ------------------------
          Excess Return by the Base Return.

          "Manager Bonus Percentage" - the percentage of the Employee's prior
          --------------------------
          year Base Salary due as Management Bonus up to a maximum percentage of Base salary as defined by the assigned Tier Level.

BONUS CALCULATION:

     7.   Gross Bonus Percentage = Excess Return /  Base Return
          ----------------------

     8.   Manager Bonus Percentage = the lesser of i)Maximum Bonus Percentage
          ------------------------
          for Tier Level or ii)Gross Bonus Percentage

     9.   Manager Bonus = Manager Bonus Percentage times (X) Employee Base
          -------------
          Salary

PAYMENT METHOD:

     Fifty percent (50%) of the Manager Bonus may be payable at the Employer's discretion in cash or unregistered shares of common stock of Approved Financial Corp. Fifty percent (50%) of the Manager Bonus may be payable at the Employee's discretion in cash or unregistered shares of common stock of Approved Financial Corp.

PAYMENT DATE:

     The Manager Bonus will be paid within thirty (30) days from the date that the Company's yearend financial statements have been reviewed by the Company's outside accountants and presented to the Company with an opinion letter.

PARTICIPANT QUALIFICATION:

     To earn and receive a bonus under the Management Bonus Plan, the participant must be a full time employee of the Company on the Payment Date as defined above.

TIER LEVELS:

TIER 1 - Maximum Bonus = 100% of Base salary (1 X Base Salary)

TIER 2 - Maximum bonus = 40% of Base salary ( 0.4 X Base Salary)

TIER 3 - Maximum bonus = 20% of Base salary ( 0.2 X Base Salary)

CALCULATION EXAMPLES:

EXAMPLE Tier 1:

     Base Salary = $100,000

     Base Return = 30% and is ** Minimum Base Return

     Excess Return = 30% - 20% = 10%

          Gross Bonus Percentage = 10% / 20% = 50%

     Manager Bonus Percentage = 50%

     Manager Bonus = 50% * $100,000 = $50,000

EXAMPLE Tier 2:

     Base Salary = $75,000

     Base Return = 30% and is ** Minimum Base Return

     Excess Return = 30% - 20% = 10%

          Gross Bonus Percentage = 10% / 20% = 50%

     Manager Bonus Percentage = 40%

     Manager Bonus = 40% * $100,000 = $40,000

EXAMPLE Tier 3:

     Base Salary = $60,000

     Base Return = 30% and is ** Minimum Base Return

     Excess Return = 30% - 20% = 10%

     Gross Bonus Percentage = 10% / 20% = 50%

     Manager Bonus Percentage = 20%

     Manager Bonus = 20% * $60,000 = $12,000



**Greater than or equal to